UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8–K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): July 6, 2020

CONTANGO OIL & GAS COMPANY

(Exact Name of Registrant as Specified in Charter)

Texas (State or Other Jurisdiction of Incorporation)	001-16317 (Commission File Number)	95-4079863 (IRS Employer Identification No.)

717 Texas Ave., Suite 2900, Houston Texas 77002

(Address of Principal Executive Offices)

(713) 236-7400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.04 per share	MCF	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment and Change of Officers

On July 6, 2020, Farley Dakan was appointed to serve as President of Contango Oil & Gas Company (the “Company”). Mr. Dakan previously served as Senior Vice President of Corporate Development of the Company since October 2019. Additionally on such date, Chad Roller was appointed Senior Vice President – Chief Operating Officer of the Company. Mr. Roller will be the Company’s principal operating officer. Further, Chad McLawhorn was appointed as Senior Vice President – General Counsel and Corporate Secretary of the Company.

Mr. Dakan (age 45) joined the Company in October 2019. Immediately prior to joining the Company, Mr. Dakan was founder, Chairman and CEO of Will Energy Corporation from February 2018 through September 2019. For the four years prior to founding Will Energy Corporation, Mr. Dakan’s advisory and management roles were in support of clients such as Wells Fargo, Fortress Investment Group, Goldman Sachs, Credit Suisse and numerous other investment firms and corporations. Mr. Dakan was employed with Brier Mackinac Realty Partners, a private investment and advisory firm, from 2007 to 2018, where he served as managing partner from 2007 to 2016. Mr. Dakan also served as an independent director of Goodman Networks in 2017 and of Foundation Surgical Hospital from 2017 to 2019. Mr. Dakan began his career with a predecessor firm of Ernst & Young and graduated with a degree in finance from Baylor University.

Mr. Roller (age 43) most recently served as President and Chief Operating Officer of the general partner of Mid-Con Energy Partners, LP, a publicly held upstream master limited partnership, from January 2020 to July 2020, and July 2019 to July 2020, respectively. Previously, he served as Vice President of Development and Petroleum Engineer at Mid-Con Energy Operating from 2015 to 2019. Additional experience includes multiple roles at Royal Dutch Shell, including Advisor to the Chief Petroleum Engineer, Business Planner, Deepwater Exploration Support, and Petroleum Engineer. Mr. Roller received his PhD from Rice University and Master of Science and Bachelor of Science degrees from the University of Oklahoma.

Mr. McLawhorn (age 43) served as Vice President, General Counsel and Corporate Secretary of the general partner of Mid-Con Energy Partners, LP, a publicly held upstream master limited partnership, from March 2016 to June 2020. From August 2009 to March 2016, he held a series of positions of increasing responsibility at Samson Resources Corporation, a privately held oil and gas company, including Assistant General Counsel and Corporate Secretary. Earlier in his career, Mr. McLawhorn was in private practice with McAfee & Taft. Mr. McLawhorn received his Bachelor of Science degree from the University of Oklahoma and his Juris Doctor also from the University of Oklahoma.

In connection with the appointments described above, on July 6, 2020, Wilkie S. Colyer, Jr. ceased to serve as President of the Company. Mr. Colyer will remain the Company’s Chief Executive Officer and a director.

Item 7.01. Regulation FD Disclosure.

A copy of the press release issued by the Company on July 6, 2020, is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

As provided in General Instruction B.2. of Form 8-K, the information furnished pursuant to Item 2.02 in this report on Form 8-K (including the press release attached as Exhibit 99.1 incorporated by reference in this report) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange.

Item 9.01. Financial Statements and Exhibits.

(d)	List of Exhibits

Exhibit No.	Description

99.1	Press release dated July 6, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATED: July 6, 2020

CONTANGO OIL & GAS COMPANY

By:	/s/ E. Joseph Grady
E. Joseph Grady Senior Vice President and Chief Financial and Accounting Officer